Exhibit 99.1

MESABI TRUST ANNOUNCES RESULTS OF SPECIAL MEETING

New York, New York
June 5, 2014

On June 4, 2014, Mesabi Trust (NYSE: MSB) held its Special Meeting of the Trust Certificate Holders of Mesabi Trust at 11:00 a.m. Central Daylight Time, at the offices of Oppenheimer Wolff & Donnelly LLP, 222 South Ninth Street, Minneapolis, Minnesota 55402 (the “Special Meeting”).

At the Special Meeting, a total of 6,830,656 units of beneficial interest, or approximately 52.06 % of our total 13,120,010 units outstanding and eligible to vote, were represented in person or by proxy, and constituted a quorum. Also at the Special Meeting, 6,569,261 units of beneficial interest,  representing approximately 50.07% of the total units outstanding, have voted “FOR” the appointment of Michael P. Mlinar as a successor trustee of Mesabi Trust.

Under the terms of the Agreement of Trust dated July 18, 1961 (the “Agreement of Trust”), the appointment of a successor trustee must be approved by a majority in interest of the total outstanding units, so that the proposal to appoint Michael Mlinar was approved.

Contact:              Mesabi Trust SHR Unit

                                                            Deutsche Bank Trust Company Americas

                                                            (904) 271-2520